AMERICAN CONSUMERS, INC.
                                  P.O. Box 2328
                         Fort Oglethorpe, Georgia 30742


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               September 20, 2001




TO THE SHAREHOLDERS OF
AMERICAN CONSUMERS, INC.:

     The Annual Meeting of the Shareholders of American Consumers, Inc. ("ACI" or the "Company"), will be held on Thursday, September 20, 2001, at 3:00 p.m. (E.D.T.) at ACI's General Office, 418 Alamar Street, Fort Oglethorpe, Georgia, for the following purposes:

     1) To receive reports of officers pertaining to the operations of the Company during the fiscal year ended June 2, 2001;

     2)   To elect a Board of Directors consisting of seven (7) members; and

     3) To consider and act upon any other business that may properly come before the meeting.

     Only holders of record of ACI's Common Stock, $.10 par value, at the close of business on August 15, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.


                                                      AMERICAN CONSUMERS, INC.



                                                      Michael A. Richardson
                                                      Chairman



Dated: August 21, 2001

     PLEASE READ THE ATTACHED MATERIAL CAREFULLY, THEN COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

                            AMERICAN CONSUMERS, INC.
                                  P.O. Box 2328
                         Fort Oglethorpe, Georgia 30742

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               September 20, 2001

INFORMATION ABOUT PROXY

     The enclosed proxy is solicited by American Consumers, Inc. ("ACI" or the "Company"), for use at the Annual Meeting of Shareholders to be held at ACI's General Office, 418 Alamar Street, Fort Oglethorpe, Georgia, on Thursday, September 20, 2001 and at any adjournment or adjournments thereof (the "Annual Meeting"). The proxy agents named in the enclosed proxy have been selected by the Board of Directors. The expense of solicitation of proxies will be borne by ACI. The proxy and this proxy statement are being mailed to shareholders on or about August 21, 2001.

     Shares represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted (i) for the election of the Board of Directors' seven (7) nominees for director as set forth in this proxy statement and (ii) in the best judgment of the proxy agents, for such other matters as properly come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by submission of a later-dated, properly executed proxy, or by revoking the proxy in person and voting at the Annual Meeting. Any shareholder who attends the Annual Meeting may personally announce his intention to vote the shares standing in his name as record holder and vote such shares, and for purposes of such vote, suspend any proxy (other than an irrevocable proxy) theretofore given by him. Any written notice revoking a proxy should be sent to American Consumers, Inc., P.O. Box 2328, Fort Oglethorpe, Georgia 30742,
Attention: Reba S. Southern, Secretary.

PROPOSALS OF SECURITY HOLDERS FOR 2002 ANNUAL MEETING

     In accordance with current rules of the Securities and Exchange Commission, any shareholder wishing to submit a proposal for inclusion in the Company's Proxy Materials must submit the proposal to ACI at its General Office, 418 Alamar Street, Fort Oglethorpe, Georgia 30742, at least one hundred twenty (120) days in advance of the date corresponding with the date of the prior year's proxy statement. To submit proposals for inclusion in the Company's Proxy Materials for the Annual Meeting of Shareholders in 2002, shareholder proposals must be received by the Company not later than April 23, 2002. A shareholder who intends to present a proposal at the Annual Meeting of Shareholders in 2002, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least July 8, 2002, or the designated proxy holders will have discretionary voting authority at the 2002 Annual Meeting with respect to any such proposal without the matter having been discussed in the Company's proxy materials.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

     Holders of record of ACI's Common Stock, $.10 par value (the "Common Stock"), at the close of business on August 15, 2001, will be entitled to notice of and to vote at the Annual Meeting. The number of shares of outstanding Common Stock entitled to vote as of August 15, 2001, was 827,233 shares having one vote each on all matters properly brought before the meeting, exercisable in person or by properly executed proxy. Cumulative voting is not permitted.

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote shall be the vote necessary to elect a director. Shares represented by proxies that reflect abstentions or represent "broker non-votes" (indications by brokers that they do not have discretionary authority to vote on a particular matter with respect to such shares) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting, assuming the presence of a quorum.


PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to each person known to ACI to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock and the amount and nature of such beneficial ownership by all directors and officers of ACI as a group, as of August 15, 2001.


                                                   Amount and Nature     Percent
                   Name and Address of             of Beneficial         of
Title of Class     Beneficial Owner                Ownership (1) (2)     Class
--------------     -------------------             -----------------     -------

Common Stock       ZBR, Inc. (2)                   484,000               58.51%
$.10 par value     P.O. Box 2328
                   Fort Oglethorpe, GA 30742

Common Stock       Michael A. Richardson (3)       488,455 (4) (5)       59.05%
$.10 par value     P.O. Box 1230
                   LaFayette, GA 30728

Common Stock       Diana K. Richardson (3)         488,675 (4) (5)       59.07%
$.10 par value     P.O. Box 1230
                   LaFayette, GA 30728

Common Stock       All Directors & Officers        496,157               59.98%
$.10 par value     as a group (9 persons)
                   Fort Oglethorpe, GA 30742


(1) A person is deemed to be the "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if, under certain circumstances, a person has the right to acquire either voting power or investment power over such security through the exercise of an option or other contractual right. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. Except as otherwise noted, all shares included in the table are owned by the persons specified with sole voting and sole investment power.

(2) ZBR is a closely held corporation of which Michael A. Richardson and Diana
K. Richardson are officers and directors. ZBR owns 484,000 shares of Common Stock. Paul R. Cook, Executive Vice President and Treasurer of the Company, holds a 15% equity interest in ZBR but does not possess any voting or investment power with respect to shares of the Company's Common Stock held by ZBR.

(3) Diana K. Richardson is the wife of Michael A. Richardson. Thomas L. Richardson, a director of ACI, is the uncle of Michael A. Richardson.

(4) This includes 484,000 shares owned by ZBR as to which (s)he exercises shared voting and investment power. See note (2).

(5) This includes 4,455 shares jointly owned by Michael A. Richardson and Diana
K. Richardson as to which they exercise shared voting and investment power.

ELECTION OF DIRECTORS

     Under ACI's By-Laws, not less than three (3) nor more than twenty-five (25) directors may be elected at the Annual Meeting. The Company's management recommends that the number of directors which shall constitute the Board of Directors be fixed at seven (7) for the ensuing fiscal year and that the seven
(7) nominees listed below be elected to serve for a term of one year or until their successors have been duly elected and qualified. Director nominee Danny R. Skates was appointed on an interim basis by the Board of Directors at its July meeting to fill the vacancy created by the death of director John P. Price during the preceding quarter, pending the next regular election of directors at the Annual Meeting. If any of the nominees should become unavailable, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The management has no reason to believe that any of the nominees will become unavailable to serve. In any event, the enclosed proxy cannot be voted for a greater number of persons than the number of directors set by the shareholders.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

The information set forth below, in regard to the principal occupation or employment of each nominee during the past five (5) years and in regard to the beneficial ownership of securities of each nominee, has been furnished to the Company by the respective nominee.

                                                                                       Shares Beneficially
                                        Principal Occupation or          Director          Owned As Of
Name and Position with ACI      Age           Employment                  Since         August 15, 2001(1)      Percent of Class
================================================================================================================================

Michael A. Richardson (3)       55      Chairman of ACI since                  1973       488,455(2)(4)(5)           59.05%
Chairman of the Board                   April, 1991;
President                               President of ACI since
Chief Executive Officer                 January, 1987.
Executive Committee

Paul R. Cook                    51      Executive Vice President/              1991              1,375                  *
Executive Vice President                Treasurer since April 1991.
Treasurer                               Director of Capital Bank,
Executive Committee                     Fort Oglethorpe, GA
                                        Since May 1993.

Virgil E. Bishop                62      Vice President of ACI                  1987               490                   *
Vice President                          Since 1969.
Executive Committee

Danny R. Skates                 48      Vice President of Jackson              2001              None                   *
Audit Committee                         Chevrolet-Oldsmobile
Compensation Committee                  Since December 1989.


Thomas L. Richardson (3)        77      Chairman and Former CEO of             1970              5,837                  *
Audit Committee                         Learning Labs, Inc.
Compensation Committee                  (distributor of educational
                                        equipment) since 1967
                                        (Retired).

Jerome P. Sims, Sr.             76      Physician                              1968              None                   *
Audit Committe
Compensation Committee

                                        Retired since 1995; Retail
Andrew V. Douglas               72      Counselor for Fleming                  1998              None                   *
Audit Committee                         Companies, Inc. prior to 1995.
Compensation Committee
================================================================================================================================

Footnote references are explained in the "Principal Shareholders" section.

*Less than 1% of total common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors, and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2000, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were satisfied.

DIRECTORS' FEES AND ATTENDANCE

     The Board held four meetings in the fiscal year ended June 2, 2001. ACI has an Audit Committee which recommends, for approval by the Board of Directors, a firm of independent certified public accountants to serve as auditors for ACI, makes recommendations to the Board of Directors with respect to the scope of the annual audit, approves the services which the auditors render to ACI (without impairing the auditors' independence), and may undertake investigations of any matter of a financial nature and make recommendations to the Board of Directors with respect thereto. Present members of the Audit Committee are Danny R. Skates, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims. This committee met once in the fiscal year ended June 2, 2001.

     The Board of Directors has appointed a Compensation Committee for the current fiscal year. The Compensation Committee will review the compensation of the Company's executive officers annually and may recommend changes in such compensation to the Board for approval. These functions were performed by the Audit Committee prior to the creation of the Compensation Committee for the 1997 fiscal year. Present members of the Compensation Committee are Danny R. Skates, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims. The Compensation Committee met once during the fiscal year ended June 2, 2001. Only Jerome P. Sims attended fewer than 75 % of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committee on which he served.

     The Board of Directors does not have a nominating committee.

     All of the Company's Directors are compensated for their services as Directors at the rate of $300 per month.


EXECUTIVE COMPENSATION

                                                SUMMARY COMPENSATION TABLE

                                                    Annual Compensation
                                           ------------------------------------
                                                                Other
Name of Individual and Capacity                                 Annual
in which Such Individual Served    Year    Salary   Bonus (1)   Compensation (2)
-------------------------------    ----    ------   ---------   ---------------

                                   2001   $84,240   $ - 0 -         $3,171
Michael A. Richardson              2000    85,860     - 0 -          3,101
President and                      1999    84,240     - 0 -          3,994
Chief Executive Officer


(1) The Company has a policy of awarding discretionary cash bonuses to selected officers of the Company based on the results of operations. The amounts of such bonuses are determined by the Board of Directors. Individuals receiving such bonuses do not participate in the determination of the amount, if any, to be awarded.

(2) The amount shown includes the personal use of company vehicles which are provided to certain officers and a 15 % discount on groceries purchased from ACI, provided to all officers, but does not include directors' fees of $300 per month.

     The Company does not provide any compensation to its executive officers pursuant to any long-term incentive plan. No executive officer of the Company received aggregate compensation in excess of $100,000 for the last completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The present members of the Compensation Committee are Messrs. Danny R. Skates, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims. No member of the Compensation Committee: (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had a direct or indirect material interest in any transaction in which the amount involved exceeded $60,000 to which the Company is, or during the last fiscal year was, a party. Thomas L. Richardson, a member of the Compensation Committee, is the uncle of Michael A. Richardson.


                           REPORT OF THE COMPENSATION

                       COMMITTEE OF THE BOARD OF DIRECTORS

                           OF AMERICAN CONSUMERS, INC.

     The Compensation Committee of the Board of Directors, composed of Messrs. Danny R. Skates, Thomas L. Richardson, Andrew V. Douglas and Jerome P. Sims, administers the Company's bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board. As part of its process of review, the Committee receives recommendations from the Company's senior management, including Mr. Richardson. The Committee has one regular meeting each year immediately preceding the Company's Annual Meeting of Shareholders to consider compensation, and meets on an as needed basis at other times during the year. The following is a report submitted by the Committee addressing the Company's compensation policies applicable to Michael A. Richardson, the Company's Chief Executive Officer, and its most highly compensated executive officers. Mr. Skates did not participate in the preparation of this report on fiscal 2001 compensation, as it was completed prior to his interim appointment to replace deceased director John P. Price pending the 2001 Annual Meeting. No executive officer of the Company had aggregate annual salary and bonus in excess of $100,000 for the relevant period. Accordingly, no officer other than Michael A. Richardson is named in the preceding table.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS DURING FISCAL 2001

     The Company's Compensation Policies have been designed to attract and retain experienced and highly competent individuals and to provide adequate incentives to such individuals to contribute to the success and implementation of the Company's business strategies, while enhancing long-term shareholder value. Accordingly, compensation of the Company's executive officers and Chief Executive Officer consists of a base salary and benefits thought to be competitive within the retail grocery business as well as the opportunity to participate in an annual bonus explicitly related to Company performance. It is believed that the overall levels of compensation and benefits paid and provided to the Company's executive officers, including the Company's Chief Executive Officer, are competitive within the industry. Compensation of each of the Company's senior executives consists of two principal elements:

o    BASE SALARY

     Each executive officer is paid a base salary. The base compensation of Michael A. Richardson was increased from $83,920 to $84,240 for the 1999 fiscal year and has remained at that level for fiscal 2000 and 2001. The amount presented in the Executive Compensation Summary Compensation Table for fiscal 2000 represents base salary for fifty-three weeks. The base compensation of all executive officers for fiscal 2001 was increased less than 1% from fiscal year 2000 levels.

o    BONUS

     During 2001, the Company's executive officers were eligible to receive a discretionary cash bonus, pursuant to the Company's Bonus Plan ("Bonus Plan"). Under the Bonus Plan, a cash bonus may be established as a fixed percentage of the Company's pre-tax income for the year then ended. The size of the bonus therefore depends on the percentage established by the Company's Compensation Committee and upon the level of net income before tax achieved by the Company.

     The Committee, in the exercise of its discretion, elected not to pay any bonuses based on the relatively small profit realized by the Company for fiscal 2001. Accordingly, no bonuses were paid to the Company's executive officers.


o    CEO COMPENSATION

     As indicated above, compensation of the Company's executive officers is designed to be at a level which is competitive within the industry. The base salary is not directly or explicitly related to Company performance.

     Mr. Richardson's compensation in fiscal 2001 consisted of his base salary plus the opportunity to earn a bonus under the Bonus Plan. As noted above, the Compensation Committee did not recommend any bonus payments for fiscal 2001.

THE COMPENSATION COMMITTEE

Thomas L. Richardson
Andrew V. Douglas
Jerome P. Sims


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of three members, each of whom is an independent, non-employee director. In determining whether the members of the Audit Committee are independent, the Company has used the definition of independence in Rule 4200(a)(14) of the NASD's listing standards.

     The Board of Directors has not adopted a written charter for the Audit Committee. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are conducted in accordance with generally accepted accounting principles. These functions are conducted by the Company's management and its independent accountants. It is further not the duty of the Committee to plan or to conduct investigations, to resolve disagreements between management and the independent accountants, or to assure compliance with laws and regulations.

     The Committee has reviewed and discussed the audited financial statements of the Company for the year ended June 2, 2001 ("Audited Financial Statements") with Hazlett, Lewis & Bieter, PLLC, the independent auditing firm for the Company. In addition, we have discussed with Hazlett, Lewis & Bieter, PLLC the matters required by Statement on Auditing Standards No. 61.

     The Committee also has received the written report, disclosure and the letter from Hazlett, Lewis & Bieter, PLLC required by Independence Standards Board Statement No. 1, and we have reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and its independent accountants such other matters and received such assurances from them as the Committee deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended June 2, 2001 on Form 10-K, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Thomas L. Richardson
Andrew V. Douglas
Jerome P. Sims

COMMON STOCK PERFORMANCE

     As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance with a broad market equity index and with a peer group of companies. The Company's Common Stock is not actively traded, and accordingly, the stock prices assumed for the presentation in the accompanying graph are based on a small number of isolated trades.

     The peer group set forth in the graph represents all publicly traded companies appearing in the Value Line Retail Grocery Store industry group and, generally, represent companies that are significantly larger than ACI. The results of individual companies within the peer group have been weighted based on beginning of period market capitalization relative to the overall peer group.


    (Cumulative Total Return Graph appears here; plot points are as follows)

                          1996     1997      1998      1999      2000      2001

American Consumers, Inc.  $100   $ 56.00   $ 56.00   $ 56.00   $ 56.00   $ 33.60

S&P 500(R)                $100   $129.41   $169.12   $204.68   $226.13   $202.26

Peer Group                $100   $113.35   $156.92   $182.99   $142.93   $157.17


ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended June 2, 2001, including financial statements for the fiscal year and comparable periods, including the notes thereto, accompanies this Proxy Statement.

CERTAIN TRANSACTIONS

     During the fiscal year ended June 2, 2001, the Company borrowed an additional $9,522 and repaid $42,500 of the outstanding principal balance on unsecured notes payable to Michael A. and Diana K. Richardson and to Matthew Richardson, son of Michael A. Richardson. The principal balances remaining on such notes as of the end of the 2001 fiscal year, following such additional borrowing and repayment, are $37,412 and $48,330, respectively, and the interest rate on the borrowing at any given time is set at .25% less than the then-current base rate charged the Company by its principal lender.

INDEPENDENT AUDITORS AND ACCOUNTING FEES

     Upon recommendation of the Audit Committee (composed at such time of Messrs. Sims, Douglas and Thomas L. Richardson), the Board of Directors has selected the firm of Hazlett, Lewis & Bieter, PLLC as independent certified public accountants to examine and report upon the financial statements of the Company for the fiscal year ending in 2002. Such selection is subject to the negotiation of a reasonable fee for services to be rendered by the firm. A representative of Hazlett, Lewis & Bieter, PLLC is expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

     The aggregate fees billed for professional services rendered to the Company by its independent accountants, Hazlett, Lewis & Bieter, PLLC, during fiscal 2001 were as follows:

     Fees for Audit of Fiscal 2000 Financial Statements                  $24,265
        and for Reviews of Quarterly Financial Statements

     Fees for Information Systems Design and Implementation Services         N/A

     Fees for All Other Non-Audit Services                               $ 3,250

The Audit Committee has determined that the provision of financial information systems design and implementation services and non-audit services rendered to the Company from time to time by its principal accountant is compatible with maintaining such principal accountant's independence.


OTHER MATTERS

     Reports of officers will be received by the Company's shareholders at the Annual Meeting; such receipt will not constitute approval of the matters referred to in such reports.

     Management knows of no matters to be presented for action at the Annual Meeting other than fixing the number of directors at seven (7) and the election of directors for the ensuing fiscal year. If other matters should come before the meeting, the enclosed proxy confers upon the persons named therein discretionary authority to vote such proxies in respect to any such other matters in accordance with their best judgment.




Dated: August 21, 2001

                            AMERICAN CONSUMERS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                               September 20, 2001

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


Michael A. Richardson and Paul R. Cook, and each of them, with full power to act alone in the absence of the other, are hereby authorized to vote the shares of the undersigned in American Consumers, Inc. ("ACI" or the "Company") at its Annual Meeting of Shareholders to be held Thursday, September 20, 2001, or at any adjournment or adjournments thereof (the "Annual Meeting"), upon the matters set forth below in the manner indicated and at the discretion of the persons named above on any other matter or matters which may properly come before the Annual Meeting and require the vote of shareholders:

1.   ELECTION OF DIRECTORS

     WITH ( ) WITHOUT ( ) authority to fix the number of directors for the ensuing fiscal year at seven (7) and to vote for the election of the entire group of persons nominated for election to the Board of Directors (except as indicated below), consisting of Danny R. Skates; Michael A. Richardson; Thomas L. Richardson; Paul R. Cook; Jerome P. Sims, Sr.; Andrew V. Douglas; Virgil E. Bishop; or for such substitute nominee or nominees named by the Board of Directors at the Annual Meeting if any of the foregoing nominees is unable to serve or will not serve.

(You may withhold authority to vote for any nominee listed above by entering his name in the space below.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If this proxy is executed and returned, it will be voted in accordance with your instructions indicated above unless revoked. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED AFFIRMATIVELY FOR EACH OF THE LISTED NOMINEES.

The proxy may be revoked by you at any time before it is voted, and will in no way interfere with your right to vote in person if you attend the meeting.

IF ANY OF THE FOREGOING NAMED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IS UNABLE TO SERVE OR WILL NOT SERVE, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE AT THE ANNUAL MEETING FOR SUBSTITUTE NOMINEES SELECTED BY THE BOARD OF DIRECTORS.

This proxy should be dated, signed by the shareholder, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                       DATED _________________________, 2001

                                       _____________________________________

                                       _____________________________________
                                       Signature of Shareholder